UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2020
Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2020, the board of directors (the “Board”) of Discovery, Inc. (the "Company") amended and restated the Company's bylaws, effective immediately upon the Company’s receipt of a certain stockholder consent, which consent the Company received on November 10, 2020.

The changes to the Company’s bylaws include the following:

•Provide that either the chair of the Board or the President of the Company, in addition to the Board, may designate any place at which meetings of the Company’s stockholders may be held, whereas previously only the Board could designate such place;

•Clarify that special meetings of the Company’s stockholders may only be called by the secretary of the Company at the request of not less than 75% of the members of the Board and limit business transacted at any special meeting of stockholders to matters relating to the purpose or purposes stated in the notice of such meeting;

•Provide that if the Board fixes a new record date for an adjourned meeting, the record date for determining stockholders entitled to receive notice of the adjourned meeting will be the same or earlier as the record date for determining stockholders entitled to vote at the adjourned meeting;

•Provide that a press release reported by any national news service, as opposed to the prior requirement that only certain news services, will serve as a “public announcement” for the purpose of providing notice of stockholder business and nominations;

•Provide that in the absence of the secretary of the Company at any meeting of stockholders, the Board or the chair of the meeting may appoint any other person to act as secretary of the meeting, whereas previously only the chair of such meeting could make such an appointment;

•Provide that members of the Board or any committee will be deemed present in any meeting of the Board or such committee that is conducted by telephone or other communication by which all members can hear each other;

•Delete specific requirements pertaining to Board committee formation and procedures, and instead permit the Board to designate Board committees and delegate authority as it determines from time to time and provide that committees of the Board may determine their actions and fix the time and place of their meetings unless the Board determines otherwise; and

•Add a forum selection provision that designate the state or federal court located in Delaware to be the sole and exclusive forum for certain lawsuits.

The Company’s amended and restated bylaws also include certain technical, conforming, modernizing and clarifying changes. The preceding description of the amendments to the Company’s bylaws is qualified in its entirety by reference to the Company’s amended and restated bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

3.1	Amended and Restated Bylaws of Discovery, Inc., effective as of November 10, 2020.
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: November 13, 2020	By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Chief Development, Distribution & Legal Officer